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                                                                     EXHIBIT 14

                                 PROMISSORY NOTE


$247,676                                                       Roswell, Georgia
December 20, 1995



         FOR VALUE RECEIVED, Thomas J. Anderson (the "Maker"), an individual residing in Roswell, Georgia, hereby promises to pay to the order of Richard A. Hansen (the "Payee") the principal sum of Two Hundred Forty Seven Thousand Six Hundred Seventy-Six Dollars ($247,676) on demand by the Payee after June 30, 1996. Until maturity, interest shall accrue on the outstanding principal balance hereof at the annual rate of eight percent (8%). Subsequent to maturity, interest shall accrue on the unpaid principal balance hereof at the annual rate of ten percent (10%). All accrued interest hereunder shall be paid when the principal amount hereof is paid.

         All amounts payable by the Maker to the Payee hereunder shall be paid to the Payee at Suite 390, 259 Radnor-Chester Road, Radnor, Pennsylvania 19087, or at such other address of which the Payee shall give notice to the Maker, in immediately available funds.

         The payment of all amounts due hereunder is secured by the pledge by the Maker to the Payee of 866,000 shares of Common Stock of Computone Corporation in accordance with a Pledge Agreement of even date herewith (the "Pledge Agreement") executed by the Maker in favor of the Payee, the terms and conditions of which are incorporated herein by reference.

         If any of the following events of default (individually, an "Event of Default") shall occur for any reason whatsoever (and whether it shall be voluntary or involuntary or occur by operation of law or otherwise):

                  (a) the failure of the Maker to make payment when due of the principal payable hereunder and such failure shall continue unremedied for a period of 30 consecutive days;

                  (b) the default by the Maker under any material agreement for borrowed money which causes the obligee thereof to accelerate such obligation;

                  (c)      the death of the Maker; or

                  (d) the filing by the Maker of a petition for relief or any other petition in bankruptcy or insolvency in any jurisdiction; or the seeking by the Maker of any reorganization, liquidation, dissolution, winding-up, composition or readjustment of the Maker's debts; or if a receiver, custodian or trustee of the Maker shall be appointed for all or a substantial part of the Maker's properties; or if a warrant of attachment, execution or similar process shall be


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issued against any substantial part of the property of the Maker; and if in each such case such condition shall continue for a period of 30 days undismissed, undischarged or unbonded then, upon the occurrence of any such Event of Default, the entire unpaid principal amount of this Note shall become immediately due and payable in cash.

         The Maker hereby waives the requirements of demand, presentment, notice of nonpayment or dishonor, protest, notice of protest, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         The Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Payee, and then, only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Payee to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default.

         The Maker promises to pay the reasonable costs of collection, including reasonable attorneys' fees, whether or not suit is filed, upon the occurrence of an Event of Default under this Note.

         Upon the occurrence of an Event of Default hereunder, the Payee may exercise all rights and remedies provided for herein and by law, including, without limitation, the right to enforce payment of this Note. The remedies of the Payee as provided herein, at law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together at the sole discretion of the Payee, and may be exercised as often as occasion therefor shall arise.

         By accepting this Note, the Payee agrees that notwithstanding anything to the contrary herein, in the Pledge Agreement or in any other document, instrument or agreement executed and delivered in connection herewith or therewith, the Maker shall not be personally liable for the payment of the principal of, or any other amount due under, this Note, and the Payee further agrees that the liability of the Maker under this Note, and the recourse of the Payee under this Note, shall be limited solely to the Collateral (as defined in the Pledge Agreement), and shall be subject to the terms and conditions of the Pledge Agreement.

         No waiver or modification of the terms of this Note shall be valid unless in writing and signed by the Maker and the Payee. Any modification shall be valid only to the extent set forth in writing.

         The Payee shall not assign this Note, or any of his obligations hereunder, without the prior written consent of the Maker. This Note shall be binding upon the Maker and his personal representatives, heirs and assigns and shall inure to the benefit of the Payee and his personal representatives, heirs and assigns.



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         The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the State of Delaware, including the Uniform Commercial Code, without regard to conflicts of laws principles.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the Maker has executed this Note as of the day and year first written above.



                                                         /s/ Thomas J. Anderson
                                                         ----------------------
                                                         Thomas J. Anderson



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